UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2025

Commission	Registrant; State of Incorporation;			I.R.S. Employer
File Number	Address; and Telephone Number			Identification No.

333-282554	FIRSTENERGY TRANSMISSION, LLC			20-5763884
	(A	Delaware	Corporation)
	5001 NASA Boulevard
	Fairmont	WV	26554
	Telephone	(800)	736-3402
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2025, after a thorough review process by the Board of Directors (the “Board”) of FirstEnergy Corp. (“FE”) and the Compensation Committee of the Board (the “Committee”), with input and advice from the Committee’s independent compensation consultant, the Board, upon recommendation by the Committee, approved (i) amendments and restatements of the FirstEnergy Corp. Executive Severance Benefits Plan (the “Executive Severance Plan”) and the FirstEnergy Corp. 2017 Change in Control Severance Plan (the “Change in Control Plan” and, together with the Executive Severance Plan, the “Plans”), and (ii) new forms of time-based restricted stock unit award agreements (the “Time-Based RSU Award Agreements”) and performance-based restricted stock unit award agreements (the “Performance-Based RSU Award Agreements” and, together with the Time-Based RSU Award Agreements, the “RSU Award Agreements”), in each case to be effective January 1, 2026. The Board’s approval of the amended and restated Plans and the new forms of RSU Award Agreements modernizes and aligns the executive severance compensation program sponsored by FE or its operating companies (collectively “FirstEnergy”) with peer practice. Certain executive officers of FirstEnergy Transmission, LLC (the “Company”), including the Company’s principal executive officer and principal financial officer, are expected to participate in the Plans and to be granted equity awards in the future evidenced by the RSU Award Agreements.

Executive Severance Plan

The Executive Severance Plan provides severance benefits to eligible executives who are involuntarily separated by FirstEnergy due to the sale or closing of a facility, corporate restructuring, merger, acquisition, a reduction in the workforce, or job elimination (collectively, “Qualified Separations by FirstEnergy”). Benefits under the Executive Severance Plan are also offered if an eligible executive terminates his or her employment with FirstEnergy because a new job assignment would result in the occurrence of any one or more of the following events: (i) 15% or greater reduction in the executive’s then current base salary (except with respect to across-the-board salary reductions to similarly-situated FirstEnergy employees); (ii) a requirement that the executive relocate from his or her current residence; or (iii) the distance from the executive’s current residence to his or her new reporting location being at least 50 miles farther than the distance between such executive’s current residence and previous reporting location (collectively, “Qualified Separations by the Executive” and, together with Qualified Separations by FirstEnergy, “Qualified Separations” and each, a “Qualified Separation”).

As amended and restated, the Executive Severance Plan, among other things, provides that cash severance benefits (collectively, the “Amended Severance Benefits”) will be determined as follows in the event of a Qualified Separation:

•Tier 3 participants (generally, Presidents and Vice Presidents) will be entitled to severance pay equal to such participant’s base salary.
•Tier 4 participants (generally, Director-level) will be entitled to severance pay based upon a service-based formula (the “Service-Based Formula”), such that an eligible executive will be entitled to receive three weeks of base salary for each full year of service (with a maximum benefit equal to such participant’s base salary).

Notwithstanding the foregoing, the amended and restated Executive Severance Plan provides that eligible executives, as defined therein, will be entitled to receive severance benefits based upon the prior Service-Based Formula as of December 31, 2025, if such amount is greater than the amount that the executive would receive under the Amended Severance Benefits.

Additionally, under the amended and restated Executive Severance Plan, for an executive with a Qualified Separation who is eligible for and elects continuation of health care and/or dental care under COBRA, FirstEnergy will waive a portion of the COBRA premium for a period equal to the lesser of (i) 18 months following the date of the Qualified Separation and (ii) the date that such executive ceases to qualify for COBRA coverage.

An executive’s receipt of any severance benefits under the amended and restated Executive Severance Plan is contingent upon such executive’s timely execution and delivery of a valid and irrevocable separation agreement in the form provided by FirstEnergy that contains, among other provisions, a general release and waiver of claims in favor of FirstEnergy and related persons and entities, confidentiality, return of property and non-disparagement provisions (a “Release”) and (ii) the Release becoming irrevocable no later than 60 days following the executive’s separation from FirstEnergy. Severance amounts will be paid in a lump sum as soon as administratively possible after the Release is effective, but no later than two and one-half months after the date that the Qualified Separation occurs.

In addition to the aforementioned changes, the Executive Severance Plan, as amended and restated, also incorporate certain clarifying, ministerial, non-substantive, and conforming changes.

Change in Control Plan

The Change in Control Plan provides for severance benefits in the event that an eligible executive experiences a termination of employment (either without “Cause” by FirstEnergy or for “Good Reason” by the executive (each as defined in the Change in Control Plan)) within the 24-month period following a change in control of FE. For the avoidance of doubt, participants in the Change in Control Plan are not permitted to receive severance benefits under the Change in Control Plan and another FE severance plan, program or arrangement.

The “Change in Control” definition in the amended and restated Change in Control Plan was revised to conform to the corresponding definition in the FirstEnergy Corp. 2020 Incentive Compensation Plan (the “2020 ICP”) to ensure consistency and for ease of administration in the event of a change in control. Additionally, the Change in Control Plan required the Board to conduct an annual review of the Change in Control Plan to determine whether the term of the Change in Control Plan should be extended for an additional one-year period. The amended and restated Change in Control Plan will automatically renew for successive one-year terms, unless otherwise terminated by action of the Board.

An executive’s receipt of any benefits under the amended and restated Change in Control Plan is contingent upon such executive’s execution and non-revocation of a general release and waiver of claims in favor of FirstEnergy and related persons and entities. Cash amounts under the amended and restated Change in Control Plan will be paid in a lump sum within 60 days of the executive’s termination of employment.

In addition to the aforementioned changes, the Change in Control Plan, as amended and restated, also incorporates certain clarifying, ministerial, non-substantive, and conforming changes.

RSU Award Agreements

The Board approved new forms of RSU Award Agreements for grants of time-based restricted stock units (“RSUs”) and performance-based RSUs made on or after January 1, 2026. The new form of Time-Based RSU Award Agreement provides that outstanding unvested time-based RSUs will vest in full upon a Change in Control (as defined in the 2020 ICP) to the extent such RSUs are not replaced with a “Replacement Award” (as defined in the 2020 ICP). The new form of Performance-Based RSU Award Agreement provides that, in the event of a Change in Control, outstanding unvested performance-based RSUs will vest at target level of performance, to the extent such RSUs are not replaced with a Replacement Award.

The foregoing descriptions of the amendments and restatements of the Plans and the new forms of RSU Award Agreements are summaries and are qualified in their entireties by reference to the full texts of the amended and restated Plans and the new forms of RSU Award Agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	FirstEnergy Corp. Executive Severance Benefits Plan, As Amended and Restated as of January 1, 2026.
10.2	FirstEnergy Corp. Executive Change in Control Severance Plan, As Amended and Restated as of January 1, 2026.
10.3	Form of 2020 Incentive Compensation Plan 2026 Time-Based Restricted Stock Unit Award Agreement.
10.4	Form of 2020 Incentive Compensation Plan 2026-2028 Performance-Adjusted Restricted Stock Unit Award Agreement.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 29, 2025

FIRSTENERGY TRANSMISSION LLC.
Registrant

By:	/s/ Jason J. Lisowski
Jason J. Lisowski
Vice President, Controller and Director
(Principal Financial Officer and Principal Accounting Officer)